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                                                                    EXHIBIT 99.3



CONF. CALL. #800-755-6769          NAME OF CONFERENCE: INSIGHT ENTERPRISES, INC.

                             CONFERENCE ID # 4977621

                                     SCRIPT
                        Q2 2002 PRE EARNINGS ANNOUNCEMENT
                                 CONFERENCE CALL
                   5PM EASTERN (2PM ARIZONA), THURSDAY 7/18/02

STAN: Welcome everyone and thank you for joining the Insight Enterprises conference call. Today we will be clarifying further the Company's recent announcement concerning Anticipated Second Quarter 2002 Results. Today joining me, Stanley Laybourne, Chief Financial Officer, is Tim Crown, CEO of Insight Enterprises, Inc.

If you did not receive yesterday's press release, you will find it on our Web site at insight.com under our investor relations section or you can call for one at 480/350-1602. As usual, at the conclusion of the scripted portion, we will answer any questions that our listeners have.

Today's call, including all questions and answers, is again being webcast live on our website under Company Info/Investor Relations/Conference Calls. An archived indexed copy of the conference call will be available on the investor relations section of our website approximately two hours after completion of the call and will remain until Monday, July 22, 2002. This conference call and the associated webcast contain time-sensitive information that is accurate only as of today, July 18, 2002. This call is the property of Insight Enterprises, Inc. Any redistribution, retransmission or rebroadcast of this call in any form without the express written consent of Insight Enterprises, Inc. is strictly prohibited. Finally, let me remind you about forward-looking statements that might be made on today's call. Our most recent earnings release and 10-K contain discussions relating to risks and forward-looking information. Any forward-looking statements that are made in this conference call are subject to risks and uncertainties that could cause the actual results to differ materially.


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                                                                    EXHIBIT 99.3


Now, with all that being said, Tim will begin by discussing the Anticipated Second Quarter 2002 Results.

                                 OPENING REMARKS

Thank you Stan. Hello everyone and thank you for joining us.

Yesterday we issued a Press Release announcing that we expect our Second Quarter 2002 net sales to be approximately $737 million compared to our previously stated forecast of $720 million to $760 million and diluted earnings per share to be between $0.26 and $0.29 compared to our previously stated forecast of $0.31 to $0.35. Although we will provide more detailed information in our Earnings Release and Conference Call scheduled for Thursday, July 25, we wanted to further clarify our Press Release and address several of the questions we have been receiving since our Release yesterday afternoon.

As stated in yesterday's Press Release, the disappointing Q2 2002 results are due solely to the operating results of Insight's United Kingdom operations. Compared to Q1 2002, net sales in the UK declined from $113 million in Q1 to $89 million in Q2 2002. The decline in net sales occurred primarily in the large enterprise sector. Gross margin percentage also declined in the United Kingdom, although the gross margin decline was less than 50 basis points. Operating expenses in the United Kingdom were not appropriately reduced to compensate for the reduction in net sales and corresponding gross profit dollars resulting in a net loss in the United Kingdom. It should be noted that if the United Kingdom contributed comparable net earnings that they contributed in Q1 to this quarter's consolidated net earnings, we would have achieved consolidated diluted earnings per share in the original range of $0.31 to $0.35.

The first and most obvious question is "Why did you wait until July 17th to notify the market that you were going to miss your earlier guidance?" Please be completely assured that the market was notified as soon as we had completed our consolidation process and determined the range of the results on a consolidated basis. Let me take a minute to describe our internal reporting process. Everyday, we have access to daily, month-to-date and quarter-to-date sales and gross profit information for each of our operating units. On a weekly basis, each of our operating units


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provides what we refer to as a "Latest Estimate". This latest estimate provides a projected income statement for the quarter based on actual information to date and projected information for the rest of the quarter. Although financial statements are prepared on a monthly basis company- wide, Latest Estimates provided during the month are based on actual sales and gross profit to date but on estimated expenses. Expenses are estimated based on prior month's actual expense information and the operating unit's knowledge of current changes in the operating structure. At quarter end, extensive work is completed to further authenticate the numbers. Information provided by our United Kingdom operations throughout the quarter consistently showed that, although sales were down, forecasted net earnings were being met, and it was not until the consolidation process that it became apparent that actual net earnings results were substantially lower. This lack of reliable information earlier in the quarter prevented us not only from communicating the decline in earnings the market sooner but also precluded us from stepping in operationally to adjust the operating model in the United Kingdom to the current sales environment.

The next natural question, "What are you doing to improve results in the United Kingdom?" First of all, as we stated in yesterday's press release, both the president and chief operating officer of Insight's United Kingdom operations have resigned, at our request. We have experienced senior management from Insight's United States operations, including the Senior Vice President that was in charge of the United Kingdom operations prior to the acquisition of Action and senior management from the integration team that will operate the business until the permanent replacements are found. Additionally, our founder, former CEO and Chairman Eric Crown and I will both be spending a great deal of time in the United Kingdom after next week's conference call. Tony Smith, President of Insight Enterprises will continue to focus on the integration of Comark. We will have more details on our go-forward operational plan and expected results for the United Kingdom on our conference call next week. We still believe there is great opportunity in United Kingdom and we need to execute to capitalize on the opportunity.

Next, I am certain everyone wants to know "How does this effect the Comark integration? Why


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                                                                    EXHIBIT 99.3


should we have comfort that the integration will be successful?" First, let's start with realizing that Comark and Action were two very different companies when we purchased them. Action had historically lost money and when we bought them, they were operating at about break even. We knew that integration of Action had to occur immediately for the acquisition to be accretive. We eliminated redundant positions immediately and in less than 6 months converted all of their systems to Insight's operating system. Comark, on the other hand, is a very well-established company in the United States with a long history of profitability. We could do nothing with Comark and it would still be an accretive acquisition. Of course it is our intent to integrate Comark with our Insight operations so that all of the potential synergies can be realized. However, the process does not have to be done as quickly as Action and because Comark is such a well run Company, our intent is to use "best practices" from both organizations. We are extremely excited to have Comark as part of the Insight team and their contribution to our consolidated results for May and June was accretive as expected.

Now that we have explained a little more about the UK operations and why we feel this should not be a reflection on the Comark operations, I am certain everyone wants to know how the rest of operations performed. We will be providing financial information in our earnings release on Thursday, July 25 but I will give you some top-level color. Direct Alliance's performance was relatively flat compared to Q1 2002, with net sales of about $24 million. Since we have already discussed the United Kingdom, that leaves Insight's North American operations including Comark. Overall sales for North America were approximately $624 million with the acquisition of Comark contributing approximately $235 million. North America, excluding Comark, generated $389 million compared to $389 million in Q1 2002 and $496 million in Q1 2001. Remember, Comark's operations are included in the Company's consolidated operations for only two months of the quarter.

That concludes my comments. I sincerely hope this call has clarified some of the questions that were remaining after you read our Press Release yesterday afternoon. Again, next Thursday, July 25, we have scheduled our Q2 2002 earnings release and conference call. At that time, you will be provided with more detailed financial information consistent with our prior quarterly earnings


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                                                                    EXHIBIT 99.3


releases. Until that time, we will be unable to provide any financial or statistical information not addressed in yesterday's press release or today's conference call. With that said, we will now answer any additional questions you may have.


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